Exhibit 5.2

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com April 8, 2021

Brookfield Renewable Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield BRP Holdings (Canada) Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

Brookfield Renewable Energy L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BRP Bermuda Holdings I Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield BRP Europe Holdings (Bermuda) Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Renewable Investments Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BEP Subco Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

RE Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special New York and Ontario counsel for Brookfield Renewable Partners L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (“BEP”), Brookfield BRP Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (the “NA Holdco”), Brookfield Renewable Energy L.P., an exempted limited partnership organized under the laws of the Islands of Bermuda (“BRELP”), BRP Bermuda Holdings I Limited, a Bermuda exempted company (“LATAM Holdco”), Brookfield BRP Europe Holdings (Bermuda) Limited, a Bermuda exempted company (“Euro HoldCo”), Brookfield Renewable Investments Limited, a Bermuda exempted company (“InvestCo”) and BEP Subco Inc., a corporation organized under the laws of Ontario, Canada (“Canada Subco, and together with BEP, BRELP, LATAM Holdco, Euro Holdco and InvestCo, the “Guarantors”) in connection with the joint filing by BEP, NA Holdco, BRELP, LATAM Holdco, Euro Holdco, InvestCo and Canada Subco of a Registration Statement on Form F-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission for the purpose of registering under the U.S. Securities Act of 1933, as amended (the “Securities Act”), among other securities, (a) debt securities to be issued by NA Holdco (the “Debt Securities”) and fully and unconditionally guaranteed by the Guarantors, to be issued pursuant to the indenture either entered into or to be entered into in connection with the issuance of Debt Securities thereunder (the “Indenture”), among NA Holdco as the issuer, the Guarantors, as guarantors, and Computershare Trust Company, N.A., as trustee (the “Trustee”), with the specific terms of each issuance of Debt Securities to be set forth in one or more board resolutions, officer’s certificates and/or supplemental indentures to the Indenture (each, a “Supplemental Indenture”) and (b) guarantees of the Debt Securities by the Guarantors as provided for in the Indenture (the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors, as the case may be, and officers of the general partner of BEP, the general partner of the general partner of BRELP, NA Holdco, LATAM Holdco, Euro Holdco, InvestCo and Canada Subco that we reviewed were and are accurate, and (vi) all representations made by BEP, BRELP, LATAM Holdco, Euro Holdco, InvestCo and Canada Subco as to matters of fact in the documents that we reviewed were and are accurate. We have also assumed that each of BEP, BRELP, LATAM Holdco, Euro Holdco and InvestCo is validly existing, has the requisite power to enter into the Indenture and any Supplemental Indenture and has duly authorized entering into the Indenture and any Supplemental Indenture under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indenture and the relevant Supplemental Indenture have been duly authorized by the Trustee, and when (i) the Indenture and the relevant Supplemental Indenture have been executed and delivered by the Guarantors, the Trustee, and NA Holdco; (ii) the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indenture and the relevant Supplemental Indentures; and (iii) such Debt Securities and Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, the applicable Supplemental Indenture and the applicable underwriting or other agreement against payment therefor, to the extent governed by the laws of the State of New York, such Debt Securities will constitute valid and binding obligations of NA Holdco, and the Guarantees thereof will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that, (i) the Registration Statement has become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and (ii) an appropriate prospectus supplement with respect to the Debt Securities and/or the Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder.

Further, we have assumed that at or prior to the time of the delivery of any Debt Securities and/or the related Guarantees, (i) all corporate or other action required to be taken to duly authorize each proposed issuance of the Debt Securities and any related documentation shall have been duly completed by NA Holdco and the Guarantors, and shall remain in full force and effect; (ii) the Indenture, the Supplemental Indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of NA Holdco and the Guarantors); and (iii) there shall not have occurred any change in law affecting the validity or enforceability of the Debt Securities and Guarantees. We have also assumed that the execution, delivery and performance by NA Holdco and the Guarantors of any Debt Securities or Guarantees, as applicable, whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon NA Holdco and the Guarantors.

We are qualified to practice law in the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Ontario and (b) the laws of the State of New York. Notwithstanding the foregoing and our opinion above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture, any Supplemental Indentures or the issuance and sale of any Debt Securities or Guarantees.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP